CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 18, 2018 relating to the financial statements and financial highlights of Capital Group Emerging Markets Total Opportunities Fund, which appears in this Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm”, "Financial highlights" and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 25, 2019